Exhibit 10.6

FIRST AMENDMENT TO

ORDINARY SHARE PURHCASE AGREEMENT

This First Amendment to Ordinary Share Purchase Agreement (this “Amendment”) is entered into as of June 13, 2025 by and between TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”), and Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Ordinary Share Purchase Agreement (the “Purchase Agreement”) was entered into as of November 25, 2024, pursuant to which the Company may issue and sell to the Investor, and the Investor may purchase from the Company, up to $30,000,000 of newly issued ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”);

WHEREAS, Section 10.11 of the Purchase Agreement provides that the Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York, which generally provide that the parties to a contract may amend the terms of the contract by mutual consent in writing; and

WHEREAS, the Company and the Investor desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendment to the Purchase Agreement.

Section 10.6 of the Purchase Agreement is hereby amended and restated as follows:

“Section 10.6. Amendments. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.”

2. No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any rule or principle that might refer the governance or construction of this Amendment to the laws of another jurisdiction.

4. Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement. Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement.

5. Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this Amendment is legal, valid and binding for all purposes.

7. Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

TUMIM STONE CAPITAL LLC

By:	3i Management, LLC, its Manager

By:
Name:
Title:

TNL MEDIAGENE

By:
Name:
Title:

[Signature Page to First Amendment to Purchase Agreement]